Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 4:            Joseph Edelman

Date of Earliest Transaction
Required to be Reported:               November 6, 2007

Issuer Name and Ticker Symbol:         Macrochem Corporation (MACM.OB)

Names:            Perceptive Life Science Master Fund Ltd.,
                  Perceptive Advisors LLC and Michael Cho

Address:          Perceptive Advisors LLC
                  499 Park Avenue, 25th Floor
                  New York, NY 10022

Signatures:

The undersigned, Perceptive Life Science Master Fund Ltd., Perceptive Advisors LLC and Michael Cho are jointly filing the attached Initial Statement of Beneficial Ownership on Form 4 with Joseph Edelman with respect to the beneficial ownership of securities of Indevus Pharmaceuticals, Inc.

Perceptive Life Science Master Fund Ltd.

By: Perceptive Advisors LLC, its investment manager


By: /s/ James Mannix
    ---------------------------------------------------
    Name:  Joseph Edelman, by James Mannix, attorney in fact
    Title: Managing Member

Perceptive Advisors LLC


By: /s/ James Mannix
    -------------------------------------------------
    Name:  Joseph Edelman, by James Mannix, attorney in fact
    Title: Managing Member


By: /s/ Michael Cho
    --------------------------------------------------
    Name:  Michael Cho